SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2003

CNL HOSPITALITY PROPERTIES, INC.
 (Exact Name of Registrant as Specified in Charter)

Maryland (State or other jurisdiction of incorporation)	0-24097 (Commission File Number)	59-3396369 (IRS Employer Identification No.)

450 South Orange Avenue Orlando, Florida (Address of principal executive offices)	32801 (Zip Code)

Registrant's telephone number, including area code: (407) 650-1000

Item 5.           Other Events and Required FD Disclosure.

        Reference is made to the press release dated October 17, 2003, which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 7.           Financial Statements, Pro Forma Financial Information and Exhibits.

              (a)        Not applicable.

              (b)        Not applicable.

              (c)        Exhibits.

                           Exhibit No. 99.1 Press Release dated October 17, 2003.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 20, 2003	CNL HOSPITALITY PROPERTIES, INC. By: /s/ Thomas J. Hutchison III —————————————— THOMAS J. HUTCHISON III Chief Executive Officer

EXHIBIT INDEX

Exhibit No. 99.1. Press Release dated October 17, 2003.

Exhibit 99.1

Contact:

Jann Diehl Lowe Enterprises (310) 571-4250	Lauren Harris CNL Real Estate Services, Inc. (407) 650-1205	Kristiana Nelson KSL Recreation Corporation (760) 564-8036

FOR IMMEDIATE RELEASE
October 17, 2003

HOTEL DEL CORONADO TO RECEIVE NEW OWNERSHIP

Coronado, CA – Lowe Enterprises Investment Management, LLC has entered into a purchase and sale agreement with a partnership between CNL Hospitality Properties, Inc. (“CNL”) and KSL Recreation Corporation (“KSL”) for the sale of the legendary Hotel del Coronado to CNL and KSL. The historic 688-room resort, built in 1888, is situated along 31 beachfront acres on the island of Coronado in San Diego.

Since acquiring the property on behalf of one of its pension fund clients in 1997, Lowe Enterprises, a Southern California based company, and Destination Hotels and Resorts (DH&R), its management subsidiary, have contributed to the future of this historic property. Their commitment to preservation is evidenced by a $55 million restoration, completed in June 2001, which included aesthetic enhancements and the structural reinforcement of the Victorian landmark.

CNL, one of the lodging industry’s top acquirers of hotels, is expected to own a majority interest in the partnership. KSL, one of the nation’s leading owners and operators of luxury destination resorts, is expected to operate the hotel under a long-term management agreement and hold a minority interest in the partnership.

Once the transaction is consummated, the addition of the Hotel del Coronado will bring CNL’s portfolio to 127 hotels in 37 states with more than 27,000 rooms with 19 nationally recognized hotel brands. Other destination resorts in CNL’s portfolio include the 950-room JW Marriott Desert Ridge Resort & Spa in Phoenix, the 1,310-room Waikiki Marriott Beach Resort and the 428-room Hilton Tucson El Conquistador Golf & Tennis Resort.

Los-Angeles-based Lowe Enterprises, Inc. is a diversified, national real estate investment, development and management company. During its over 30 year history, the company has acquired, developed or managed over $6 billion in real estate assets nationwide. The firm’s investment activities are managed through Lowe Enterprises Investment Management, which has acquired over $3.5 billion of commercial, residential, and hospitality assets on behalf of its pension fund clients during the last ten years. For more information, visit http://www.loweenterprises.com. Destination Hotels & Resorts (DH&R) is the firm’s hospitality management subsidiary. DH&R is one of the largest independent lodging management companies in the United States operating 24 independent, luxury and upscale hotels, resorts and golf clubs in the United States, featuring more than 6,400 guest rooms, 15 golf courses and eight full-service spas.

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Page 2, HOTEL DEL CORONADO TO RECEIVE NEW OWNERSHIP

CNL Hospitality Properties, Inc., an affiliate of CNL Financial Group, Inc., is a leading real estate investment trust in the lodging industry and specializes in investing in quality hotels and resorts. Headquartered in Orlando, Florida, CNL Financial Group, Inc. is one of the nation’s largest, privately held real estate investment and finance companies. CNL Financial Group, Inc. and the entities it has formed or acquired have over $8 billion in assets, representing more than 3,000 properties in 49 states. For additional information, please visit www.cnlonline.com.

KSL Recreation Corporation is a La Quinta, California-based owner and operator of La Quinta Resort & Club and PGA West in La Quinta, California; The Claremont Resort & Spa in Berkeley, California; La Costa Resort & Spa in Carlsbad, California; The Arizona Biltmore Resort & Spa in Phoenix, Arizona; Doral Golf Resort and Spa in Miami, Florida; Grand Wailea Resort Hotel & Spa on Maui; and Lake Lanier Islands Resort near Atlanta, Georgia.

The acquisition of the Hotel del Coronado from Lowe Enterprises is subject to customary closing conditions. There can be no assurance that all of the closing conditions will be satisfied.

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        Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995 Certain statements and information included in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about future events. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Lowe Enterprises and CNL to be materially different from any future results, performance, or achievements expressed or implied in such forward-looking statements. Lowe Enterprises and CNL disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein to reflect any change in their expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Although Lowe Enterprises and CNL believe their current expectations are based upon reasonable assumptions, they can give no assurance that expectations will be attained or that actual results will not differ materially.